EXHIBIT 99.1

Nanophase Announces Record Date and Expiration Date for Rights Offering to Stockholders

ROMEOVILLE, Ill., June 8, 2012 (GLOBE NEWSWIRE) -- As previously announced, Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, intends to pursue a rights offering for up to 7,250,000 shares of the Company's common stock at a subscription price of $0.33 per full share. A record date of June 13, 2012 has been set for the rights offering, and it is anticipated that the expiration date of the rights offering will be July 20, 2012.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. A copy of the prospectus forming a part of the registration statement may be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting Frank Cesario at (630) 771-6708. The rights will be issued to holders of the Company's common stock as of June 13, 2012. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor there any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes" and other similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: the Company's ability to become profitable despite the losses it has incurred since its incorporation; the Company's dependence on its principal customers and the terms of its supply agreement with BASF which could trigger a requirement to transfer technology and/or sell equipment to that customer; the Company's potential inability to obtain working capital when needed on acceptable terms or at all; the Company's ability to obtain materials at costs it can pass through to its customers, including Rare Earth elements, specifically cerium oxide; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's limited manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the ability of the Company to maintain an appropriate electronic trading venue; the impact of any potential new governmental regulations that could be difficult to respond to or costly to comply with; and other factors described in the Company's periodic reports filed with the SEC. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

CONTACT: Frank Cesario
         Investor Relations
         630-771-6708